UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 3, 2014 (October 31, 2014)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 31, 2014, Fusion Telecommunications International, Inc. (“Fusion”) and its recently formed wholly owned subsidiary, Fusion PTC Acquisition, Inc. (“PTC” and together with Fusion, collectively, the “Company”) completed the acquisition of all of the outstanding equity securities (and indirectly all of the assets and liabilities) of PingTone Communications, Inc. (“PingTone”).  The acquisition of PingTone was accomplished through a merger of PTC with and into PingTone, with PingTone surviving the merger (the “Merger”).  As a result of the Merger, PingTone became a wholly owned subsidiary of Fusion NBS Acquisition Corp., a direct wholly owned subsidiary of Fusion (“FNAC”).

The PingTone shares acquired were purchased from the existing shareholders of PingTone (the “PingTone Shareholders”), including Shelby Bryan, Steven Wheeler and Janal LLLP, who collectively owned a majority interest in PingTone (the “Majority Shareholders”). The consideration paid to the PingTone Shareholders was $10 million (exclusive of cash acquired), consisting of $7.5 million in cash and $2.5 million in shares of Fusion common stock (the “Purchase Price”). $5.0 million of the Purchase Price was funded through the sale of Series E Notes (as defined below) issued to the Lenders (as defined below).

Item 1.01	Entry into a Material Definitive Agreement

On October 31, 2014, Fusion and PTC signed an Agreement and Plan of Merger, dated as of October 15, 2014 (the “Merger Agreement”), with PingTone, the Majority Shareholders and J. Shelby Bryan, as Stockholder Representative. Upon execution of the Merger Agreement, the parties simultaneously completed the Merger discussed in Item 2.01 above.

As required by the Merger Agreement, on October 31, 2014 Fusion paid the Purchase Price, which is subject to upward and downward adjustments, to reflect actual Closing Net Working Capital (as defined in the Merger Agreement). Eleven and one half percent (11.5%) of the Purchase Price ($1,150,000, comprised of $862,500 in cash and 81,908 in shares of Fusion common stock) has been placed into escrow to secure the representations, warranties and covenants made by PingTone under the Merger Agreement.

Contemporaneously with the completion of the Merger, Fusion, FNAC, Fusion BVX LLC (“FBVX”), Network Billing Systems, L.L.C. and PTC executed a Second Amended and Restated Securities Purchase Agreement and Security Agreement (the “Restated Purchase Agreement”) with Praesidian Capital Opportunity Fund III, L.P., Praesidian Capital Opportunity Fund III-A, LP, Plexus Fund II, L.P, Plexus Fund III, L.P., Plexus Fund QP III, L.P. and United Insurance Company of America (collectively the “Lenders”).  The Restated Purchase Agreement amends and restates the terms of the Amended and Restated Securities Purchase Agreement and Security Agreement, dated December 31, 2013, with the Lenders pursuant to which FNAC sold the Lenders the Series A, Series B, Series C and Series D senior notes in an aggregate principal amount of $42 million (the “Original Notes”). Under the Restated Purchase Agreement, (i) FNAC sold the Lenders its five-year Series E senior notes (the “Series E Notes” and together with the Original Notes, collectively, the “Notes”) in the aggregate principal amount of $5.0 million, bearing interest at 11.15% annually, and (ii) extended the maturity date of the Original Notes to October 31, 2019.

The foregoing description of the Merger Agreement and the Restated Purchase Agreement as well as the description of the Series E Notes in Item 2.03 below do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 10.1, and the Restated Purchase Agreement, which is attached hereto as Exhibit 10.2, each of which is incorporated by reference herein. The Merger Agreement and the Restated Purchase Agreement have been included as exhibits hereto solely to provide investors and security holders with information regarding their respective terms. They are not intended to be a source of financial, business or operational information about Fusion, PingTone or any other subsidiary or affiliate of Fusion. The representations, warranties and covenants contained in the Merger Agreement and the Restated Purchase Agreement are made only for purposes of the specific agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of each such agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Fusion, PingTone or any other subsidiary of Fusion.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the respective agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As discussed in Item 1.01 above, on October 31, 2014 Fusion, FNAC, FBVX, NBS and PTC executed the Restated Purchase Agreement with the Lenders and FNAC issued the Series E Notes. Each of the Series E Notes provides for the payment of interest on a monthly basis commencing November 30, 2014. Principal on the Series E Notes is due and payable at maturity.

The obligations to the Lenders are secured by a first priority security interest on all of the assets of FNAC, FBVX, NBS and PingTone, as well as the capital stock of each of Fusion’s subsidiaries, and by a second lien on Fusion’s accounts receivables and other assets.  In addition, subject to certain limitations, Fusion, FBVX, NMB and PingTone have guaranteed FNAC’s obligations under the Restated Purchase Agreement, including FNAC’s obligations to repay the Notes.

The Restated Purchase Agreement contains a number of affirmative and negative covenants, including but not limited to, restrictions on paying indebtedness subordinate to the Notes, incurring additional indebtedness, making capital expenditures, dividend payments and cash distributions by subsidiaries. Fusion is required to maintain a minimum unencumbered cash bank balance of no less than $1.0 million at all times while the Notes are outstanding. The Restated Purchase Agreement also requires on-going compliance with various financial covenants, including a leverage ratio, fixed charge coverage ratio and minimum levels of earnings before interest, taxes, depreciation and amortization. Failure to comply with any of the restrictive or financial covenants could result in an event of default and accelerate demand for repayment of the Notes.

Item 3.02	Unregistered Sale of Equity Securities.

In connection with the acquisition of PingTone described in Item 2.01 above, Fusion paid $2.5 million of the Purchase Price in shares of its common stock, $0.01 par value per share. Specifically, Fusion issued a total of 712,250 shares to the PingTone Shareholders of which 81,908 are being held in escrow. The number of shares issued to the PingTone Shareholders was determined based on the average closing price for Fusion’s common stock during the fifteen trading days preceding three days before the scheduled closing date.

Each PingTone Shareholder receiving shares of Fusion common stock has represented that it is an “accredited investor” and is acquiring the shares for its own account, for investment purposes and has acknowledged that the shares they are receiving were not registered under the Securities Act of 1933, as amended (the “Act”), and may not be transferred or disposed of absent such registration or the availability of an exemption from registration. All certificates issued to PingTone Shareholders contain a legend describing the restrictions on transferability under applicable law. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act and the rules and regulations thereunder.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

 (d)  Exhibits.

Exhibit No.	Description of Exhibit
10.1	Agreement and Plan of Merger, dated as of October 15, 2014
10.2	Second Amended and Restated Securities Purchase Agreement and Security Agreement, dated October 31, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

	By:	/s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
President, Chief Operating Officer and
November 3, 2014		Acting Chief Financial Officer